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                                                                     EXHIBIT 1.1



                                4,000,000 SHARES

                                ATMEL CORPORATION

                    COMMON STOCK, $0.001 PAR VALUE PER SHARE





                             UNDERWRITING AGREEMENT






                              [September __], 2000



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                                                            [September __], 2000



Morgan Stanley & Co. Incorporated
Oddo-Pinatton
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York  10036


Dear Sirs and Mesdames:


Atmel Corporation is a Delaware corporation (the "COMPANY"), with an issued share capital of [$__________] represented by [460,945,184] shares of common stock, par value $0.001 per share. Under the Certificate of Incorporation of the Company, the Board of Directors has full power and authority to issue up to 500,000,000 shares of common stock and is not required to offer such shares first to existing shareholders of the Company. In accordance with such authority, the Board resolved on [[__~__], 2000] to increase the share capital of the Company and to issue 4,000,000 additional shares of common stock (the "FIRM SHARES"). The Company has appointed Morgan Stanley Dean Witter (France), SA and Oddo-Pinatton as sponsors (etablissements introducteurs) for the listing of the Firm Shares and the Option Shares (as defined below) on the Premier marche (Compartiment des valeurs etrangeres) of the Paris Bourse. In connection with such listing, up to 800,000 shares are offered in an open-price public offering (offre a prix ouvert, or "OPO") (the "OPO SHARES") in France (the "FRENCH PUBLIC OFFERING"). [In accordance with French law, a notice was published in the Bulletin des annonces legales et obligatories on [ ] with respect to the French Public Offering and the listing of the Shares on the Premier marche, Compartiment des valeurs etrangeres of the Paris Bourse. The French Public Offering was open for three Paris stock exchange days beginning on [_____________], during which prospective investors in French could submit binding orders to purchase Shares.] The Company is also offering to issue and sell 3,200,000 Shares (the "PLACEMENT SHARES") in a placement (the "PLACEMENT") to institutional investors in France and outside France through the several Underwriters named in Schedule I hereto (the "UNDERWRITERS"). The Company has also granted the Underwriters an option to purchase an additional 600,000 shares (the "OPTION SHARES") from the Company solely to cover over-allotments in the Placement. The Firm Shares and the Option Shares are hereafter together referred to as the "SHARES". The Underwriters have the right to subscribe for Shares in the French Public Offering and offer such Shares for resale outside the United States in the Placement. The shares of common stock of the Company to be outstanding after giving effect to the French Public Offering and the Placement contemplated hereby are hereinafter referred to as the "COMMON STOCK".



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The Company has filed with the Securities and Exchange Commission (the
"COMMISSION") a registration statement relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT". The Prospectus in the form first used to confirm sales of Shares in the United States is hereinafter referred to as the "US PROSPECTUS" (including, in the case of all references to the Registration Statement and the US Prospectus, documents incorporated therein by reference). If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

The Company has filed with the Commission des Operations de Bourse (the "COB") a preliminary prospectus in French (the "PRELIMINARY FRENCH PROSPECTUS") and a final prospectus in French (the "FRENCH PROSPECTUS") for the listing and the sale of the Shares issued and to be issued outside the United States following the French Public Offering and the Placement. The Preliminary French Prospectus and the French Prospectus are together referred to herein as the "FRENCH PROSPECTUSES."

The Registration Statement, the US Prospectus and the French Prospectuses are together referred to herein as the PROSPECTUSES.

        1. Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:

               (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the Company's knowledge, threatened by the Commission.

               (b) (i) Each document filed or to be filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and incorporated by reference in the Registration Statement and the US Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) the Registration Statement and the US Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, and (iv) the US Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the US Prospectus based upon



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information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

               (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (d) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (other than director or qualifying shares for foreign subsidiaries and fifty percent of the issued and outstanding shares of capital stock of Temic Semiconductor GmbH, which are owned by a subsidiary of Vishay Intertechnology, Inc.) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims. Other than Atmel ES2, S.A., Atmel ES2, B.V. and Temic Semiconductor GmbH, the Company has no subsidiaries that are "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X of the Securities Act (a "SIGNIFICANT SUBSIDIARY").

               (e) This Agreement has been duly authorized, executed and delivered by the Company.

               (f) The authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectuses.

               (g) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable. There are no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company outstanding, except as described in the Prospectuses or issued under the benefit plans described in the Prospectuses;

               (h) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.



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               (i) The execution and delivery by the Company of, and the
performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares and except such consents, approvals, authorizations, orders or qualifications which, if not obtained, would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (j) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectuses (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (k) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Prospectuses and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Prospectuses or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (l) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, except to the extent such failure to comply was corrected by a subsequent filing.

               (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectuses will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

               (n) The Company has prepared the Preliminary French Prospectus, dated [__*__], 2000 (including any and all exhibits thereto and any information incorporated by reference therein), and the French Prospectus, dated [__*__], 2000 (including any and all exhibits thereto and any information incorporated by reference therein), to be used in connection with the French Public Offering; the COB issued visa No. [__*__] on [__*__], 2000 in respect of the Preliminary French Prospectus and visa No. [__*__] on [__*__], 2000 in respect of the French Prospectus; such documents, together with all other documents required for the French Public Offering and the listing of the Shares on the Premier marche, Compartiment des valeurs etrangeres of the Paris Bourse (the "PREMIER MARCHE"), have been or will be filed with the COB


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and ParisBourseSBF S.A. ("PARISBOURSE") on or prior to the Closing Date in accordance with all applicable regulations; the Shares have been approved for listing on the Premier Marche pursuant to a notice (avis d'admission) of ParisBourse dated [__*__], 2000, which notice has not been revoked or withdrawn and is in full force and effect, and no opposition to listing has been notified by the COB;

               (o) each of the Preliminary French Prospectus and the French Prospectus conforms in all material respects to all requirements of applicable French laws and regulations, including regulations of the COB and ParisBourse; neither the Preliminary French Prospectus nor the French Prospectus nor any amendments or supplements thereto, at the time the Preliminary French Prospectus and the French Prospectus or any such amendments or supplements were issued, and on the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance on and in conformity with the information relating to any Underwriter furnished in writing to the Company by such Underwriter exclusively for use therein.

               (p) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (q) There are no costs or liabilities associated with the remedy of any violation of Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, which rights have not been waived.

               (s) The Common Stock has been approved for listing on the Nasdaq National Market.

               (t) Except in each case as described in the Prospectuses, subsequent to the respective dates as of which information is given in the Prospectuses, (i) neither the Company



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nor any of its subsidiaries has incurred any material liability or obligation, direct or contingent, nor entered into any material transaction, in such case, not in the ordinary course of business; (ii) other than repurchases of shares pursuant to the Company's employee benefit plans, the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries.

               (u) The Company and each of its subsidiaries possess all consents, approvals, orders, certificates, authorizations and permits issued by, and have made all declarations and filings with, all appropriate federal, state or foreign governmental or self-regulatory authorities and all courts and other tribunals necessary to conduct their respective businesses and to own, lease, license and use its properties in the manner described in the Prospectuses, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such consent, approval, order, certificate, authorization or permit that, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, or failure to obtain or file, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Prospectuses.

               (v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded assets are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (w) To the Company's knowledge, PricewaterhouseCoopers LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Securities Act.

               (x) The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; the Company and its subsidiaries have not been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, in each case, except as described in the Prospectuses.

               (y) The Company and its subsidiaries own or possess adequate licenses or other rights to use all material patents, copyrights, trademarks, service marks, trade names,



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technology, know-how, trademarks, service marks and trade names (the
"INTELLECTUAL PROPERTY") currently employed by them in the conduct of their respective businesses in the manner described in the Prospectuses or could obtain such licenses or rights on terms that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and, except as disclosed in the Prospectuses, neither of the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property which could reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (z) the audited consolidated financial statements and notes thereto incorporated by reference in the Registration Statement and the U.S. Prospectus present fairly the financial position of the Company as of the dates indicated, and the results of operations, shareholders' equity and cash flows of the Company for the periods specified; such financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"), applied on a consistent basis throughout the periods involved (except as specified therein); the supporting schedules, if any, incorporated by reference in the Registration Statement and the U.S. Prospectus present fairly in accordance with U.S. GAAP the information required to be stated therein; the selected consolidated financial data and summary consolidated financial data of the Company included in the Registration Statement and the US Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Registration Statement and the US Prospectus;

               (aa) the audited consolidated financial statements and notes thereto included in the French Prospectus, present fairly the financial position of the Company as of the dates indicated, and the results of options, shareholders' equity and cash flows of the Company for the periods specified; such financial statements have been prepared in accordance with the requirements of all applicable French laws and generally accepted accounting principles in France ("GAAP"), applied on a consistent basis throughout the periods involved (except as specified therein); the "Presentation des Comptes" of the Company included in the French Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the French Prospectus.

               (bb) neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

               (cc) the Company meets the requirements for use of Form S-3 under the Securities Act and filed with the Commission a registration statement on Form S-3 (No. _________);

        2. Agreements to Issue and Subscribe. The Company hereby agrees to issue to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to subscribe for the respective numbers of Placement Shares set forth in Schedule II hereto



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opposite its names at a purchase price of [__*__] per Placement Share (the
"PURCHASE PRICE") on the Closing Date (as defined in Section 4 below).

        On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Option Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 600,000 Option Shares at the Purchase Price. If you, on behalf of the Underwriters, elect to exercise such option, you shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Option Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date (as defined below) but not earlier than the Closing Date nor later than ten business days after the date of such notice. Option Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Option Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Option Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Option Shares to be purchased as the number of Firm Shares set forth in
Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

        The Company hereby agrees to issue to the Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to subscribe for those of the OPO Shares that have not been subscribed for by the investors by the end of the French Public Offering, up to the maximum of OPO Shares set forth opposite its name in Schedule II hereto, at the Purchase Price, on the Closing Date.

        The Company hereby agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectuses, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the issuance by the Company of the Placement Shares to the Underwriters hereunder, (B) the issuance by the Company of the OPO Shares in the French Public Offering mentioned hereunder, (C) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof which is described in the Prospectuses or (D) the issuance of shares of Common Stock or options to purchase Common Stock pursuant to any employee benefit plan that is in existence on the date hereof and consistent with past practices.



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        3. Terms of Public Offering. The Board of Directors resolved on [__*__]
2000 that 4,000,000 Shares may be issued and subscribed for subject to the terms of this Agreement, including 800,000 OPO Shares, (including any Shares initially offered in the Placement that are being offered in the French Public Offering following a reduction in the aggregate number of Shares offered in the Placement) and 3,200,000 Placement Shares (excluding any Shares initially offered in the Placement that are being offered in the French Public Offering following a reduction in the aggregate number of Shares initially offered in the Placement).

        [On [__*__] 2000, the number of Placement Shares was reduced by [__*__] Shares in order to increase the number of OPO Shares offered for sale in the French Public Offering.](1)

        The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. [The Company is further advised by you that the Shares are to be offered to the public initially at $_____________ a share (the "PUBLIC OFFERING PRICE") and to certain dealers selected by you at a price that represents a concession not in excess of $______ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $_____ a share, to any Underwriter or to certain other dealers.]

        4. Payment and Delivery. The closing date of the sale of the Placement Shares and the OPO Shares if any, to the Underwriters (the "CLOSING DATE") will be [__*__], 2000 at [__*__] ([Paris/New York time]) (the "ORIGINAL CLOSING DATE"), or such later date as shall be designated in writing by you provided that such other date shall not be in any event later than [__*__], 2000, and provided further, that the closing date of the French Public Offering shall not be later than the Original Closing Date without the prior approval of ParisBourse.

        Payment for the Firm Shares shall be made to the Company by the Underwriters (i) with respect to Shares being purchased outside of the United States, in Euros immediately available and (ii) with respect to Shares being purchased in the United States, in US federal funds immediately available, against delivery of _____ Firm Shares for the respective accounts of the several Underwriters' on the Closing Date as defined above. Payment for any Option Shares shall be made to the Company in the same manner against delivery of such Option Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time or Paris time, as the case may be, on the date specified in the notice described in Section 2 or at such other time on the same or on such other date, in any event not later than _______, 2000 as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "OPTION CLOSING DATE".

        Certificates for the Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Option Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with

(1) Insert if appropriate.



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any transfer taxes payable in connection with the transfer of the Shares to the
Underwriters duly paid, against payment of the Purchase Price therefor.

        5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that no later than 5:00 P.M. New York City time on the date hereof (i) the Registration Statement shall have become effective; (ii) the French Prospectus shall have received the visa from the COB; and (iii) notice of the results of the French Public Offering shall have been published by ParisBourse.

        The several obligations of the Underwriters are subject to the following further conditions:

               (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

                      (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectuses (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectuses.

                      (iii) The French Prospectus shall have received the visa from the COB; notice of the results of the French Public Offering (avis de resultat) shall have been published by ParisBourse.

               (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

               (c) The Underwriters shall have received on the Closing Date an opinion of Wilson Sonsini Goodrich & Rosati and an opinion from Cleary Gottlieb Steen & Hamilton, outside counsel for the Company, dated the Closing Date, to the effect that:

                      (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                      (ii) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectuses;

                      (iii) the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable;

                      (iv) the Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or, to the knowledge of such counsel, similar rights;

                      (v) this Agreement has been duly authorized, executed and delivered by the Company;

                      (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement do not and will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares by the Underwriters and except where such consent, authorization, approval, order or qualification, which, if not obtained would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                      (vii) the statements (A) in the US Prospectus under the section "Underwriters" to the extent of the description of this Agreement, (B) describing the Common Stock and the Company's Preferred Shares Rights Agreement incorporated in the US Prospectus by reference to Form 8-A filed with the Commission pursuant to the Exchange Act, and
        (C) incorporated in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required under the

        Securities Act and the rules and regulations thereunder with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                      (viii) the statements in the French Prospectus in chapters II and III in so far as such statements constitute summaries of the legal matters documents or proceedings referred to therein, fairly summarize the matters referred to therein;

                      (ix) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its Significant Subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required under the Securities Act and the rules and regulations thereunder to be described in the Registration Statement or the US Prospectus or that are required under applicable French Laws and regulations, including regulations of the COB and Paris Bourse, to be described in the French Prospectus, and are not so described, and, to such counsel's knowledge, there are no statutes, regulations, contracts or other documents that are required under the Securities Act and the rules and regulations thereunder to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                      (x) the Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectuses, will not be required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

                      (xi) such counsel (A) is of the opinion that each document of the Company filed with the Commission pursuant to the Exchange Act and incorporated by reference in the Registration Statement and the US Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) complied as to form when so filed in all material respects with the Exchange Act, and the applicable rules and regulations of the Commission thereunder, (B) is of the opinion that the Registration Statement and the US Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (C) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement (and the US Prospectus included therein) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (D) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the US Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (d) The Underwriters shall have received on the Closing Date an opinion of counsel for each of the Significant Subsidiaries reasonably acceptable to the Underwriters, dated the Closing Date to the effect that:

                      (i) Such Significant Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectuses and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

                      (ii) all of the issued shares of capital stock of such Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (e) The Underwriters shall have received on the Closing Date an opinion of Gray Cary Ware & Freidenrich LLP, U.S. counsel for the Underwriters, dated the Closing Date covering the matters referred to in Section 5(c)(iv), 5(c)(v), 5(c)(vii) but only as to the statements in the Prospectus under "Underwriters" and clauses (B), (C) and (D) of 5(c)(xi) above.

               (f) The Underwriters shall have received on the Closing Date an opinion of Stibbe, Simont, Monahan, Duhot & Giroux, French counsel for the Underwriters, dated the Closing Date, substantially in the form of the draft opinion attached as Schedule III hereto, and such counsel shall have received such papers and information as they may reasonably request to enable them to provide such opinion.

               (g) With respect to Section 5(c)(xi) above, Wilson Sonsini Goodrich & Rosati and Cleary Gottlieb Steen & Hamilton may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement, the US Prospectus and the French Prospectus and any amendments or supplements thereto and documents incorporated by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clauses (B) (C) and (D) of 5(c)(xi) above, Gray Cary Ware & Freidenrich LLP may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and the US Prospectus and any amendments or supplements thereto (other than documents incorporated by reference) and review and discussion of the contents thereof (including documents incorporated by reference), but are without independent check or verification, except as specified.

               (h) The opinions of Wilson Sonsini Goodrich & Rosati and Cleary Gottlieb Steen & Hamilton described in Section 5(c) above and the opinion of counsel for each Significant Subsidiary described in Section 5(e) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

               (i) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the US Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

        The several obligations of the Underwriters to purchase Option Shares hereunder are subject to the delivery to you on the Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Option Shares and other matters related to the issuance of the Option Shares.

        6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

               (a) To furnish you, without charge, signed copies of the Registration Statement and the US Prospectus (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference therein) and to furnish to you in [Paris and New York], without charge, prior to 10:00 a.m. [New York City Time] on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the French Prospectus and the US Prospectus, any documents incorporated by reference therein, and any supplements and amendments thereto or to the Registration Statement and the Prospectuses as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Registration Statement.

               (b) Before amending or supplementing the Registration Statement or the US Prospectus or French Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

               (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the US Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the US Prospectus in order to make the statements therein, in the light of the circumstances when the US Prospectus is delivered to a purchaser, not misleading, or if, in the reasonable opinion of counsel for the Underwriters, it is necessary to amend or supplement the US Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the US Prospectus so that the statements in the US Prospectus as so amended or supplemented will not, in the light of the circumstances when the US Prospectus is delivered to a purchaser, be misleading or so that the US Prospectus, as amended or supplemented, will comply with law.

               (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

               (e) To make generally available to the Company's security holders and to you, as soon as practicable, an earnings statement covering the twelve-month period ending [September 30, 2001] that satisfies the provisions of
Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

               (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Prospectuses, any preliminary prospectuses and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all costs and expenses incident to listing the Shares on the Nasdaq National Market, (vi) all costs and expenses incident to listing the Shares on the Premier marche, Compartiment des valeurs etrangeres) of the Paris Bourse, (vii) the cost of printing certificates representing the Shares, (viii) the costs and charges of any transfer agent, registrar or depositary, (ix) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

               (g) To use its best efforts to obtain the listing of the Shares on the Premier Marche on or prior to the Closing Date and to maintain such listing so long as any Shares remain outstanding.

               (h) To use its best efforts to cause the Shares to be admitted to clearance through Sicovam S.A. ("SICOVAM") as central depositary; and

               (i) Not to take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        7. Indemnity and Contribution.

               (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Prospectuses (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter, or any person controlling such Underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, if a copy of the US Prospectus or the French Prospectus as the case may be, (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the US Prospectus or the French Prospectus, as the case may be, (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

               (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the US Prospectus, the French Prospectus, or any amendments or supplements thereto.

               (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7 (a) or 7 (b), such person (the "INDEMNIFIED PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               (d) To the extent the indemnification provided for in Section 7(a) or 7 (b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or
(ii) if the allocation provided by clause 7 (d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7 (d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

               (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

               (f) The indemnity and contribution provisions contained in this
Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

        8. Termination. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange, the Chicago Board of Trade or the Premier marche (Reglement mensuel, Compartiment des valeurs etrangeres) of the Paris Bourse, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York or France shall have been declared by any Federal or New York State or French authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8 (a)(i) through 8 (a)(iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectuses.

        9. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

               (a) If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedules I and II bear to the aggregate number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the US Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

               (b) If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

        10. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

        11. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.




                                       Very truly yours,

                                       ATMEL CORPORATION


                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:



Accepted as of the date hereof


Acting severally on behalf of
themselves


Morgan Stanley & Co. Incorporated      Oddo-Pinatton



By:                                    By:
   ---------------------------            --------------------------------------
   Name:                                  Name:
   Title:                                 Title:

                                   SCHEDULE I



                                                           NUMBER OF
               UNDERWRITERS                            PLACEMENT SHARES
                                                           [[__*__]
Morgan Stanley & Co. Incorporated
Oddo-Pinatton                                              [[__*__]


Total
                                                           =========

                                   SCHEDULE II



                                                               NUMBER OF
                 UNDERWRITERS                                PREFERRED OPO
                                                                [__*__]
Morgan Stanley & Co. Incorporated
Oddo-Pinatton                                                   [__*__]


Total                                                           [__*__]
                                                                ========

                                  SCHEDULE III


                                               Morgan Stanley & Co. Incorporated
                                               1585 Broadway
                                               New York, New York 10036


                                               Paris, [__*__], 2000


Re:     Atmel Corporation
        Initial primary offering and listing on the premier marche of PARISBOURSE SBF SA

Dear Sirs,

We have acted as legal advisors to Morgan Stanley & Co. Incorporated (the "UNDERWRITER") in relation to French law in connection with the issue of up to [2,000,000] shares (the "Shares") of Atmel Corporation (the "COMPANY") and the offering to the public in France of the Shares.

In connection with the issue and the sale of the Shares, We have examined the following documents:

1. the Prospectus Preliminaire which has been approved by the Commission des Operations de Bourse ( the "COB") on [__*__] 2000 under visa n degrees [__*__];

2. the Prospectus Definitif which has been approved by the COB on [__*__] 2000 under visa n degrees [__*__];

3. the notice published in the Bulletin des annonces legales et obligatories;

4. on all such other documents, laws, decrees and published administrative regulations as we have deemed necessary or appropriate for the purposes of the opinions expressed herein.

In considering the above documents, we have assumed (a) the genuineness of all signatures thereon or on the originals thereof and the conformity to original documents of all copies submitted to us as copies, facsimile copies or certified copies; (b) that the Company has full power, authority and legal rights to issue the Shares to incur and perform its obligations thereunder; (c) that the Company has duly authorised the issue, creation and offering of the Shares in accordance with the description included in the Prospectus Preliminaire and in the Prospectus Definitif; and (d) that the offering and selling restrictions contained in Prospectus Preliminaire and in the Prospectus Definitif have been and will be complied with in respect of all the Shares.

As we are members of the French Bar and do not represent ourselves to be familiar with the laws of the State of Delaware or the laws of any jurisdiction other than France, we do not pass upon and express no opinion with respect to the matters governed by or to be determined on the basis of any such laws. We are rendering the opinions expressed below solely on the basis of and upon matters of French law and regulations.

On the basis of the foregoing and subject to the qualifications set out below, and subject further to any mater not disclosed to us by the parties concerned, and having regard to such legal considerations as we deem relevant, we are of the opinion that under the laws of the Republic of France as in effect on the date hereof:

(i) the offering in France of the Shares in accordance with the terms of the Prospectus Preliminaire and of the Prospectus Definitif is not contrary to French law;

(ii) there are no consents, authorisations, decisions or other orders of any regulatory authorities in the Republic of France, other than those which have been obtained, required in connection with the issue of the Shares by the Company or the performance by the Company of its obligations thereunder;

(iii) the statements in the Prospectus Preliminaire and in the Prospectus Definitif under the captions ["2.2.1 Renseignements relatifs a l'emission d'Actions"] and ["2.2.3. Regime fiscal des Actions"] present fairly the information required by the COB and as regards the matter referred to caption [2.2.3.] fairly summarize, in all material respects, the matters referred to therein;

(iv) as of [__*__] 2000 and [__*__] 2000, respectively, the Prospectus Preliminaire and the Prospectus Definitif complied with applicable French legal requirements.

The qualifications to which this opinion is subject are as follows:

It should be understood that we have not been responsible for investigating or verifying the accuracy of the facts, or the reasonableness of any statements of opinion, contained in the Prospectus Preliminaire and in the Prospectus Definitif or whether any material fact had been omitted from the Prospectus Preliminaire and in the Prospectus Definitif at the date on which the COB granted its visas to such documents.

This opinion is addressed to, and is for the benefit solely of Morgan Stanley & Co. Incorporated. Accordingly, it may not be relied upon by any other person or for any purpose other than in connection with the issue and the sale by the Company of the Shares and is not to be used, circulated, quoted or referred to for any other purpose.

Yours faithfully,


[_____*_____]